Exhibit 32.2
Certification of Chief Financial Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Erik Mickels, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of MarketWise, Inc. for the fiscal quarter ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MarketWise, Inc.

MarketWise, Inc.

Date: August 14, 2024	By:	/s/ Erik Mickels
	Name:	Erik Mickels
	Title:	Chief Financial Officer